UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 13, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At its regularly scheduled meeting on January 13, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Coinstar, Inc. (the “Company”) established the meeting fees to be paid to members of the Pricing Committee, which was a temporary committee established for purposes of the Company’s secondary offering which closed on December 20, 2004. The Committee determined that each member of the Pricing Committee would receive $500 for each of the two telephonic meetings attended in December 2004.

At the same meeting, the Committee established fiscal 2005 base salaries for the four executive officers named in the 2004 proxy statement who remain employed by the Company (the “Executives”): David W. Cole, $360,600; Brian V. Turner, $270,400; Richard P. Stillman, $294,700; and Alexander C. Camara, $174,700.

Also at the same meeting, the Committee approved grants of restricted stock under the Company’s 1997 Amended and Restated Equity Incentive Plan to the Executives: David W. Cole, 22,000 shares; Brian V. Turner, 15,000 shares; Richard P. Stillman, 2,300 shares; and Alexander C. Camara, 1,400 shares. Each of the restricted stock awards vests in equal annual installments over a four-year period. Any shares that are unvested as of the date of an Executive’s termination for any reason will be forfeited by the Executive. In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee may, in its sole discretion, do one or more of the following: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock award or grant a replacement restricted stock award with appropriate adjustments in the number and kind of securities issuable thereunder; (ii) accelerate the vesting schedule to which the restricted stock award is subject; or (iii) cancel unvested shares in exchange for cash payment upon such terms and conditions as determined by the Company’s Board of Directors at the time of the event.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Award under 1997 Amended and Restated Equity Incentive Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: January 20, 2005	By:	/s/ David W. Cole
David W. Cole,
Chief Executive Officer

3